Exhibit 99.1
Sun River Energy, Inc. Announces Results of 2010 Annual Meeting and Additional Business
Dallas, TX — (PRNewswire-FirstCall) — November 17, 2010 —Sun River Energy, Inc. (OTC:BB:SNRV). Sun River Energy, Inc. (the “Company” or “Sun River”) today announced the results of its 2010 annual meeting of stockholders. The Company’s stockholders have re-elected Stephen W. Weathers to the Board of Directors for a term ending at the 2011 annual meeting of stockholders. New appointees Donal R. Schmidt, Jr. and Robert B. Fields were also elected as directors of the Company and will hold office for a term ending at the 2011 annual meeting of stockholders. In addition, stockholders approved the Company’s 2010 Stock Incentive Plan and ratified the appointment of LBB & Associates LTD., as the Company’s independent registered public accounting firm for fiscal year 2011.
Donal R. Schmidt, Jr., the Company’s CEO and President, stated, “We are pleased that all three proposals presented to our stockholders were approved with more than the required vote. This tells us that the shareholders have faith in our new management team and the direction that we are taking with the Company’s current projects. We look forward to seeing everyone again at the annual meeting in 2011.”
During the meeting, Mr. Schmidt provided the stockholders with an update regarding the Company’s progress to date, noting that the Company is moving forward on its drilling plan under its recently announced Devon Energy Farmout. Mr. Schmidt further explained that the Company continues to review other projects and acquisitions and that the Company’s capital raising efforts are ongoing.
The Company also announced that, based on its review to date of the applicable land records in Colfax County, New Mexico, the Company’s land ownership and mineral rights may be more extensive than previously reported. Accordingly, the Company has engaged a Santa Fe law firm to examine the records to determine the extent of the Company’s land ownership and to provide a report regarding this review to the Company. There can be no assurances, however, that this review will result in any material change in the Company’s land ownership or mineral rights.
About Sun River Energy, Inc.:
Sun River Energy, Inc. is a Dallas-based, development-stage oil and gas exploration and production company. For further information on the Company, please visit our website www.SunRiverEnergy.com.
Media Contact:
Gilbert Steedley
1-800-669-6511
Notice Regarding Forward-Looking Statements
This news release contains “forward-looking statements” (statements which are not historical facts) made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are based on current expectations rather than historical facts and they are indicated by words or phrases such as “anticipate,” “could,” “may,” “might,” “potential,” “predict,” “should,” “estimate,” “expect,”

“project,” “believe,” “plan,” “envision,” “continue,” “intend,” “target,” “contemplate,” or “will” and similar words or phrases or comparable terminology. We have based such forward-looking statements on our current expectations, assumptions, estimates and projections. While we believe these expectations, assumptions, estimates and projections are reasonable, such forward-looking statements are only predictions and involve known and unknown risks and uncertainties, and other factors that may cause actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements, many of which are beyond our control. These factors include, but are not limited to, the time to consummate any proposed acquisitions; the risk that one or more conditions to closing a proposed transaction may not be satisfied; the timing and extent of changes in market conditions and prices for natural gas and oil; the timing and extent of the Company’s success in discovering, developing, producing and estimating reserves; the economic viability of, and the Company’s success in drilling, the Company’s ability to fund the acquisition of oil and gas assets and the Company’s planned capital investments; the Company’s future property acquisition or divestiture activities; increased competition; and any other factors listed in the reports the Company has filed and may file with the Securities and Exchange Commission. Investors are cautioned not to place undue reliance on these forward-looking statements, which reflect the Company’s expectations only as of the date they were made. The Company undertakes no obligation to update or revise any forward-looking statements to reflect new information or the occurrence of unanticipated events or otherwise.
The SEC requires natural gas and oil companies, in filings made with the SEC, to disclose proved reserves, which are those quantities of natural gas and oil that by analysis of geoscience and engineering data can be estimated with reasonable certainty to be economically producible from a given date forward, from known reservoirs, and under existing economic conditions, operating methods, and government regulations. In this news release, we use the term “potential resources” to describe the Company’s internal estimates of volumes of natural gas and oil that are not classified as proved reserves but are potentially recoverable through exploratory drilling or additional drilling or recovery techniques. This is a broader description of potentially recoverable volumes than probable and possible reserves, as defined by SEC regulations. Estimates of contingent resources are by their nature more speculative than estimates of proved reserves and accordingly are subject to substantially greater risk of actually being realized by the Company. We believe our estimates of contingent resources and future drill locations are reasonable, but such estimates have not been reviewed by independent engineers. Estimates of contingent resources may change significantly as development provides additional data, and actual quantities that are ultimately recovered may differ substantially from prior estimates.